EXHIBIT 23.1

Consent Of Independent Registered Public Accounting Firm

Board of Directors

Sotherly Hotels Inc.

We consent to the incorporation by reference in the registration statement No. 333-192213 on Form S-8 of Sotherly Hotels Inc. and subsidiaries (the “Company”) of our report dated March 24, 2021 with respect to the consolidated financial statements and the related financial statement schedule which report appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Dixon Hughes Goodman LLP

Richmond, Virginia

March 24, 2021